Exhibit 5.1

October 17, 2023

Nxu, Inc.

1828 N. Higley Road, Suite 116

Mesa, AZ 85205

Re:	Nxu, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Nxu, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s shelf registration statement on Form S-3 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 17, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of one or more series of the following securities of the Company: (a) shares of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”); (b) shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”); (c) debt securities of the Company, in one or more series (the “Debt Securities”), which will be issued under an Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”), to be entered into by and between the Company and the trustee named therein (the “Trustee”); (d) warrants to purchase shares of the Common Stock or the Preferred Stock (the “Warrants”), which will be issued pursuant to a warrant agreement, which will be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement, to be entered into by and between the Company and a bank or trust company as warrant agent; (e) rights to purchase the Common Stock, the Preferred Stock and/or other securities under the Registration Statement (the “Rights”); and (f) units of the Company comprised of any combination of the Common Stock, the Preferred Stock, the Debt Securities or the Rights (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units, the “Securities”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as in effect on the date hereof (the “Certificate of Incorporation”), (iii) the Bylaws of the Company, as in effect on the date hereof (the “Bylaws”), (iv) resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the filing of the Registration Statement, (v) the Indenture, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

October 17, 2023 Page 2

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Securities Act, (ii) the Indenture having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (iii) the Trustee being qualified under the Trust Indenture Act of 1939, as amended, (iv) the applicable warrant agreement pursuant to which the Warrants will be issued having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (v) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby, (vi) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, and (vii) all other assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.       With respect to the Common Stock, when (i) the Board, or a committee thereof, has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Common Stock, and (ii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the Common Stock will be validly issued, fully paid and non-assessable.

2.       With respect to any series of Preferred Stock, when (i) the Board, or a committee thereof, has taken all corporate action necessary to approve the final terms of the issuance and sale of such Preferred Stock, (ii) the terms of the series of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation and the Bylaws, and (iii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Preferred Stock), the Preferred Stock will be validly issued, fully paid and non-assessable.

3.       With respect to the Debt Securities, when (i) the Board, or a committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (ii) the terms of the Debt Securities have been duly established in conformity with the Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture, and (iv) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.       With respect to the Warrants, when (i) the Board, or a committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the terms of the Warrants have been duly established in conformity with the applicable warrant agreement and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor, and (v) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.       With respect to the Rights, when (i) the Board, or a committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Rights, (ii) the rights offering subscription agreement relating to the Rights has been duly authorized, executed and delivered, (iii) the certificates representing the Rights have been executed, countersigned and delivered in accordance with the applicable rights offering subscription agreement against payment therefor, and (iv) the Company has received the consideration therefor, the Rights will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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6.       With respect to the Units, when (i) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Units, (ii) the purchase agreement relating to the Units has been duly authorized, executed and delivered, (iii) the Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor, and (iv) the Company has received the consideration therefor, the Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP